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                                                                     EXHIBIT 99

                                    EXX INC
                                   SUITE 689
                            1350 EAST FLAMINGO ROAD
                              LAS VEGAS, NV 89119

      EXX INC ANNOUNCES FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006 TO
        BE RESTATED DUE TO ACCOUNTING ERROR WHICH OVERSTATED EXPENSES
                         AND UNDERSTATED NET INCOME.

Las Vegas, NV April 11, 2007-EXX INC (Amex EXX-A and EXX-B) today announced that on April 10, 2007, EXX INC ("EXX" or the "Company"), following a review by its management and Audit Committee, concluded that the Company should restate its previously issued financial statements and Annual Report on Form 10-K for the year ended December 31, 2006, to correct the omission of a consolidating adjustment relating to depreciation expense for 2006 attributable to an impairment charge against property and equipment recorded in a prior year. As a result of such error, depreciation expense for such period was overstated by $979,000, and operating income, income tax and net income were understated by $930,000, $333,000 and $597,000, respectively. The Company anticipates that the impact of the correction of understatements will result in an increase of $0.06 per basic common share and $0.05 per diluted common share for the year ended December 31, 2006.

The error affected only the Company's full year financial statements for 2006. The Company's quarterly reports for the periods ended March 31, June 30, and September 30, 2006 all reflected the correct depreciation expense. The Company expects to present the restatements described in this news release when it files an amendment to its Annual Report on Form 10-K/A for the year ended December 31, 2006 with the Securities and Exchange Commission which will be filed as soon as practicable.

Management is assessing the effect of the restatement on the Company's internal controls over financial reporting of consolidating transactions. The Company's management expects that it will conclude that a material weakness existed as of December 31, 2006 because the Company did not maintain effective controls over the review of consolidating adjustments. A material weakness is a significant control deficiency, or combination of significant control deficiencies, that result in more than a remote likelihood that a material misstatement of annual or interim financial statements will not be prevented or detected. The Company's management also expects that, as a result of this material weakness, it will conclude that the Company's disclosure controls and procedures were not effective as of December 31, 2006. The Company, under the supervision of its Chief Executive Officer and Chief Financial Officer, is currently evaluating potential steps that it can take to remediate the material weakness in its disclosure controls and procedures. The Company will take steps to remediate these weaknesses as soon as practicable.

The decision to restate was authorized by the Board of Directors of the Company, upon the recommendation of management. They concluded that the Company's previously issued financial statements for the fiscal year ended December 31, 2006 should no longer be relied upon, pending their restatements, because of errors in those financial statements. The Company's Chief Financial Officer, the Audit Committee and the Board of Directors of the Company discussed the matters disclosed in this filing with Rothstein Kass & Company, P.C., the Company's independent registered public accounting firm.

The above results of operations may contain certain forward-looking statements which are covered under the safe harbor provisions of the Private Securities Legislation Reform Act of 1995 with respect to the Company's future financial performance. Although EXX INC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. Forward-looking statements involve known and unknown risks which may cause EXX INC's actual results and corporate developments to differ materially from those expected. Factors that could cause results and developments to differ materially from EXX INC's expectations include, without limitation: EXX's ability to continue to access funding for its operations; the cyclical nature of the industries served by EXX, all of which have encountered significant downturns in the past; the level of production by and demand from EXX's principal customers upon which EXX is substantially dependent; whether, when and to what extent expected orders materialize; whether EXX will be able to successfully launch new programs; the impact on EXX of actions by its competitors, some of which are significantly larger and have greater financial and other resources than EXX; and developments with respect to contingencies, including environmental matters, litigation and retained liabilities from businesses previously sold by EXX; changes in manufacturing and shipment schedules; delays in completing plant construction and acquisitions, labor disturbances, new product and technology developments, competition within each business segment, litigation, significant cost variances, the effects of acquisitions and divestitures, and other risks.